Exhibit 10.35
AMENDED AND RESTATED
PURCHASE AGREEMENT
(BUILDING 7)
BETWEEN
NETWORK APPLIANCE, INC.
(“NAI”)
AND
BNP PARIBAS LEASING CORPORATION
(“BNPPLC”)
November 29, 2007

TABLE OF CONTENTS
(Continued)

(ii)

TABLE OF CONTENTS
(Continued)
Exhibits and Schedules

Exhibit A	Legal Description

Exhibit B	Valuation Procedures

Exhibit C	Requirements Re: Forms to Accomplish Assignment and Conveyance

Exhibit C-1	Agreement Concerning Ground Lease

Exhibit C-2	Form of Assignment of Ground Lease and Improvements

Exhibit C-3	Form of Bill of Sale and Assignment

Exhibit C-4	Form of Acknowledgment of Disclaimer of Representations and Warranties

Exhibit D	Secretary’s Certificate

Exhibit E	FIRPTA Statement

Exhibit F	Notice of Election to Terminate the Supplemental Payment Obligation

(iii)

AMENDED AND RESTATED
PURCHASE AGREEMENT
(BUILDING 7)
     This AMENDED AND RESTATED PURCHASE AGREEMENT (BUILDING 7) (this “Agreement”), dated as of November 29, 2007 (the “Effective Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and NETWORK APPLIANCE, INC. (“NAI”), a Delaware corporation.
RECITALS
     Contemporaneously with the execution of this Agreement, BNPPLC and NAI are executing an Amended and Restated Common Definitions and Provisions Agreement (Building 7) dated as of the Effective Date (the “Common Definitions and Provisions Agreement”), which by this reference is incorporated into and made a part of this Agreement for all purposes. As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     Contemporaneously with this Agreement, BNPPLC is executing and accepting an Amended and Restated Ground Lease (Building 7) dated as of the Effective Date (the “Ground Lease”) from NAI, pursuant to which BNPPLC is acquiring a leasehold estate in the Land described in Exhibit A and any existing Improvements on the Land.
     Also contemporaneously with this Agreement, BNPPLC and NAI are executing an Amended and Restated Construction Agreement (Building 7) dated as of the Effective Date (the"Construction Agreement”) and an Amended and Restated Lease Agreement (Building 7) dated as of the Effective Date (the “Lease”). Pursuant to the Construction Agreement, BNPPLC is agreeing to provide funding for the construction of new Improvements. When the term of the Lease commences, the Lease will cover all Improvements on the Land described in Exhibit A. (As used herein, “Property” means (i) all of BNPPLC’s interests, including those created by the Ground Lease, in the Land and in the Improvements and in all other real and personal property from time to time covered or to be covered by the Lease and included within the “Property” as defined therein, and (ii) BNPPLC’s interest in any Escrowed Proceeds yet to be applied as a Qualified Prepayment or to the cost of repairs to the Improvements or other property covered by the Lease; except that, for purposes of this Agreement, the Property will not include any condemnation or insurance proceeds included in Escrowed Proceeds as a result of any Pre-lease Force Majeure Event, nor will it include any right to receive any such condemnation or insurance proceeds in the future, unless NAI itself or one of its Affiliates purchases the Property from BNPPLC as provided in subparagraphs 2(A)(1), 3(A) or 3(B) below.)
     NAI and BNPPLC have agreed on the terms and conditions upon which NAI may purchase or arrange for the purchase of the Property, and by this Agreement they desire to confirm all such terms and conditions.
AGREEMENTS
1 Additional Definitions. As used in this Agreement, capitalized terms defined above have the respective meanings assigned to them above; as indicated above, capitalized terms that are defined in the Common Definitions and Provisions Agreement and that are used but not otherwise defined have the respective meanings assigned to them in the Common Definitions and Provisions Agreement; and, the following terms have the following respective meanings:
     “97-1/Default (100%)” means a Default that is or results from any of the following:
     (A) a failure of NAI to make any payment required by any Operative Document, including (i) any 97-10/Prepayment payable as provided in Paragraph 9 of the Construction Agreement, (ii) any other amounts payable under the Construction Agreement because of Covered Construction Period Losses, (iii) any payment of Rent required by the Lease or (iv) any Supplemental Payment required by this Agreement;
     (B) any Hazardous Substance Activities on or about the Land;
     (C) any failure of NAI after the Completion Date to insure, maintain, operate or repair the Property in accordance with all terms and conditions of the Lease;
     (D) any failure of NAI to apply insurance or condemnation proceeds received by NAI as required by the Construction Agreement or the Lease, as applicable;
     (E) any breach by NAI of the Ground Lease;
     (F) any bankruptcy or insolvency proceeding involving NAI or any of its Subsidiaries, as the debtor, or any of the events or circumstances described in clauses (G), (H) or (I) of the definition of Event of Default in the Common Definitions and Provisions Agreement;
     (G) any breach by NAI of the financial covenants in subparagraph 3(C) of the Closing Certificate that occurs or continues after the Completion Date;
     (H) a failure of NAI or any of its Subsidiaries, which occurs or continues after the Completion Date, to pay when due a regularly scheduled payment of the principal of or premium or interest on any of its Indebtedness which is outstanding in a principal amount of at least $25,000,000, as described in clause (F) of the definition of Event of Default in
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the Common Definitions and Provisions Agreement;
     (I) a failure of NAI or any of its Subsidiaries, which occurs or continues after the Completion Date, to pay any judgment or order for the payment of money rendered against it in an amount (not covered by insurance) which exceeds $25,000,000, as described in clause (J) of the definition of Event of Default in the Common Definitions and Provisions Agreement;
     (J) any fraud, misapplication of Construction Advances or other funds, illegal acts or willful misconduct on the part of NAI or its employees or of any other party acting under NAI’s control or with the approval or authorization of NAI (including any contractor working for NAI) that occurs prior to the Completion Date; or
     (K) subject to the proviso at the end of Exhibit B, any breach by NAI of the provisions set forth in Exhibit B.
Except as provided in subparagraph 3(B), the characterization of any Default as a 97-1/Default (100%) will not affect the rights or remedies available to BNPPLC because of the Default.
“Adjusted Lease Balance” means a dollar amount equal to the following (but not less than zero):
•	the Lease Balance, less

•	Pre-lease Force Majeure Losses (if any).
“Applicable Purchaser” means (1) the third party designated by NAI to purchase the Property at any sale arranged by NAI as provided in this Agreement, or (2) the third party designated by BNPPLC as the purchaser at any Qualified Sale not arranged by NAI.
“Balance of Unpaid Construction Period Losses” means, subject to the qualifications set forth below in this definition, an amount equal to the sum of:
(1)	the total Losses (if any), including Contingent Losses, that have been incurred or suffered by BNPPLC or other Interested Parties at any time and from time to time prior to the Completion Date (or, if no Completion Date occurs prior to the Designated Sale Date, then prior to the Designated Sale Date) by reason of, in connection with or arising out of (A) their ownership or alleged ownership of any interest in the Property or the payments required by the Operative Documents, (B) the use or operation of the Property, (C) the negotiation, administration or
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enforcement of the Operative Documents, (D) the making of Funding Advances, (E) the Construction Project, (F) the breach by NAI of this Agreement or any other Operative Document or any other document executed by NAI in connection herewith, (G) any failure of the Property or NAI itself to comply with Applicable Laws, (H) Permitted Encumbrances, (I) Hazardous Substance Activities, including those occurring prior to Effective Date, (J) any obligations of BNPPLC under the Ground Lease or the Closing Certificate, or (K) any bodily or personal injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever; plus

(2)	interest accruing at the Default Rate, compounded annually, on each payment of any such Losses by BNPPLC or any other Interested Party from the date such payment was made to the Designated Sale Date.
For purposes of computing the Balance of Unpaid Construction Period Losses, Losses as described in clause (1) of this definition will include each reduction (if any) (i) in the Carrying Costs added to the Outstanding Construction Allowance as provided in the Construction Agreement, or (ii) in the Base Rent payable to BNPPLC as provided in the Lease, that results from Pre-lease Force Majeure Losses. In other words, the Losses described in clause (1) will include the additional (if any) Carrying Costs and Base Rent that would have accrued if Pre-lease Force Majeure Losses were set at zero dollars ($0.00) in the formulas set forth in the Construction Agreement and in the Lease for calculating Carrying Costs and Base Rent, respectively.
Notwithstanding the foregoing, however, none of the following will be included in the Balance of Unpaid Construction Period Losses: (i) amounts included in or paid by BNPPLC with the proceeds of the Initial Advance (including Transaction Expenses); (ii) Losses paid or reimbursed from Construction Advances (including Local Impositions, insurance premiums and amounts paid by NAI prior to the Completion Date and reimbursed to it through Construction Advances made pursuant to the Construction Agreement, and also including costs and expenditures incurred or paid by or on behalf of BNPPLC after any Owner’s Election to Continue Construction, to the extent that such costs and expenditures are considered to be Construction Advances as provided in the Construction Agreement); (iii) any other Losses which NAI has paid prior to the Designated Sale Date or for which NAI remains fully obligated to pay pursuant to the other Operative Documents (including Covered Construction Period Losses paid or payable by NAI pursuant to the Construction Agreement); and (iv) any decline in the value of the Property, including any such decline that is attributable solely to a Pre-lease Force Majeure Event and thus constitutes a Pre-lease Force Majeure Loss.
“BNPPLC’s Actual Out of Pocket Costs” means the out-of-pocket costs and expenses,
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if any, incurred by BNPPLC in connection with a sale of the Property under this Agreement or in connection with the collection of payments due to it under this Agreement (including any Breakage Costs; Attorneys’ Fees; appraisal costs; and income, transfer, withholding or other taxes which do not constitute Excluded Taxes; but not including Excluded Taxes or costs of removing any Lien Removable by BNPPLC).
“Break Even Price” means an amount equal to:
•	the Lease Balance, plus

•	BNPPLC’s Actual Out of Pocket Costs, and plus

•	an amount equal to the Balance of Unpaid Construction Period Losses (if any).
If, however, the Balance of Unpaid Construction Period Losses includes Contingent Losses, then for purposes of computing the Break Even Price applicable to any proposed sale on the Designated Sale Date, NAI may elect to exclude such Contingent Losses from the Break Even Price by providing to BNPPLC, for the benefit of BNPPLC and other Interested Parties, a written agreement to indemnify and defend BNPPLC and other Interested Parties against the excluded Losses. However, to be effective for purposes of reducing the Break Even Price, any such written indemnity must be fully executed and delivered by NAI on or prior to the Designated Sale Date, must include provisions comparable to subparagraphs 5(C)(1), (2), (3), (4) and (5) of the Lease and otherwise must be in form and substance reasonably satisfactory to BNPPLC.
“Committed Price” has the meaning indicated in subparagraph 3(C)(4).
“Conditions to NAI’s Initial Remarketing Rights” has the meaning indicated in subparagraph 2(A)(2)(a).
“Contingent Losses” means any Losses that consist of claims asserted against BNPPLC or another Interested Party prior to the Designated Sale Date, but that are not liquidated or paid on or prior to the Designated Sale Date. Any Contingent Losses included in the Unpaid Balance of Construction Period Losses, and thus which are relevant to the computation of the Break Even Price, will equal the sum as reasonably estimated by BNPPLC of (i) all Attorneys’ Fees and other costs that will be incurred to defend against such claims, and (ii) the amount for which BNPPLC or the other Interested Party can settle or satisfy such claims.
“Decision Not to Sell at a Loss” means a decision by BNPPLC not to sell the Property on the Designated Sale Date to an Applicable Purchaser as provided in
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subparagraph 2(A)(2), despite NAI’s satisfaction of the Conditions to NAI’s Initial Remarketing Rights.
“Deemed Sale” has the meaning indicated in subparagraph 3(D).
“Extended Remarketing Period” means a period beginning on the Designated Sale Date and ending on the Final Sale Date.
“Fair Market Value” has the meaning indicated in Exhibit B.
“Final Sale Date” means the earliest of:
•	any date after the Designated Sale Date upon which BNPPLC conveys the Property to consummate a sale of the Property to NAI because of BNPPLC’s exercise of the Put Option as provided in subparagraph 3(B); or

•	any date after the Designated Sale Date upon which BNPPLC conveys the Property to consummate a sale of the Property to NAI or to any Affiliate of NAI, including any such sale resulting from NAI’s exercise of its rights under subparagraph 3(A); or

•	any date after the Designated Sale Date upon which BNPPLC conveys the Property to consummate a Qualified Sale, or would have done so but for a material breach of this Agreement by NAI (including any breach of its obligation to make any Supplemental Payment required in connection with such Qualified Sale); or

•	the second anniversary of the Designated Sale Date, which will be the date of a Deemed Sale as provided in subparagraph 3(D) if no earlier date qualifies as the Final Sale Date and the entire Property is not sold by BNPPLC to NAI or an Applicable Purchaser prior to the second anniversary of the Designated Sale Date.
“Initial Remarketing Notice” means a notice delivered to BNPPLC by NAI prior to the Designated Sale Date in which NAI confirms NAI’s decision to exercise NAI’s Initial Remarketing Rights and the amount of the Initial Remarketing Price. (Once given, any such notice may not be rescinded or modified without BNPPLC’s consent.)
“Initial Remarketing Price” means the cash price set forth in an Initial Remarketing Notice delivered by NAI to BNPPLC as the price for which NAI has arranged a sale of the Property on the Designated Sale Date to an Applicable Purchaser which is not an Affiliate of NAI. Such price may be any price negotiated by the Applicable Purchaser in
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good faith and on an arms length basis with NAI.
“Lease Balance” means the Lease Balance (as defined in the Common Definitions and Provisions Agreement) on the Designated Sale Date, but computed without deduction for any Supplemental Payment or other amount paid to BNPPLC pursuant to this Agreement on the Designated Sale Date.
“Make Whole Amount” means the sum of the following:
     (1) the amount (if any) by which the Lease Balance on the Designated Sale Date exceeds the following, as applicable: (a) all 97-10/Prepayments (if any) which were actually paid to BNPPLC on or before the Designated Sale Date, or (b) any Supplemental Payment which was actually paid to BNPPLC on the Designated Sale Date; together with interest on such excess computed at the Default Rate for the period commencing on the Designated Sale Date and ending on the Final Sale Date; plus
     (2) any unpaid Base Rent or other amounts due to BNPPLC pursuant to the other Operative Documents; plus
     (3) BNPPLC’s Actual Out of Pocket Costs; plus
     (4) an amount equal to the Balance of Unpaid Construction Period Losses (if any), together with interest on thereon computed at the Default Rate for the period commencing on the Designated Sale Date and ending on the Final Sale Date; plus
     (5) the amount, but not less than zero, by which (i) all Local Impositions, insurance premiums and other Losses of every kind suffered or incurred by BNPPLC (whether or not reimbursed in whole or in part by another Interested Party) with respect to the ownership, operation or maintenance of the Property during the Extended Remarketing Period, exceeds (ii) any rents or other sums collected by BNPPLC during such period from third parties as consideration for any lease or other contracts made by BNPPLC that authorize the use and enjoyment of the Property by such parties; together with interest on such excess computed at the Default Rate for each day prior to the Final Sale Date.
“Maximum Remarketing Obligation” means a dollar amount equal to the following (but not less than zero):
•	85% of the Adjusted Lease Balance; less

•	any Fixed Rate Settlement Amount that NAI is required to pay pursuant to the
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Lease because of any acceleration of the Designated Sale Date which causes it to occur prior to the date upon which the Term of the Lease is scheduled to expire (as such date is confirmed in clause (1) of the definition of Designated Sale Date in the Common Definitions and Provisions Agreement).
“Must Sell Price” means, with respect to any Proposed Sale arranged by NAI pursuant to subparagraph 3(C), a cash price to BNPPLC equal to the Make Whole Amount, computed as of the Proposed Sale Date applicable to such Proposed Sale, plus all reimbursements or payments by BNPPLC to NAI that will be required by clause (4) of subparagraph 3(E) in connection with the Proposed Sale.
“NAI’s Extended Remarketing Right” has the meaning indicated in subparagraph 3(C).
“NAI’s Initial Remarketing Rights” has the meaning indicated in subparagraph 2(A)(2).
“NAI’s Target Price” means the cash purchase price that, according to NAI, should reasonably be expected for the Property during the Extended Remarketing Period if the parties make a reasonable marketing effort to sell the Property, as such price is set forth in a notice given by NAI to BNPPLC after the Designated Sale Date. Once established by any such notice, the amount of NAI’s Target Price will not be increased, although nothing in this definition will be construed to prevent NAI from arranging a sale of the Property pursuant to this Agreement at a price higher than NAI’s Target Price. After providing a notice of NAI’s Target Price to BNPPLC, NAI may later decrease NAI’s Target Price by another notice to BNPPLC, but only if the decrease is justified by a material adverse change in the physical condition of the Property (e.g., significant damage to the Property by fire or other casualty).
“Notice of Sale” has the meaning indicated in subparagraph 3(C)(4).
“Proposed Sale” has the meaning indicated in subparagraph 3(C).
“Proposed Sale Date” has the meaning indicated in subparagraph 3(C)(4).
“Purchase Option” has the meaning indicated in subparagraph 2(A)(1).
“Put Option” has the meaning indicated in subparagraph 3(B).
“Qualified Sale” means any (1) Deemed Sale as described in subparagraph 3(D), or (2) actual sale (prior to any such Deemed Sale) of all or substantially all of the Property to an Applicable Purchaser that occurs after the thirty day period specified in subparagraph 3(A) and that:
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•	results from NAI’s exercise of NAI’s Extended Remarketing Right as described in subparagraph 3(C); or

•	is approved in advance as a Qualified Sale by NAI; or

•	is to a third party which is not an Affiliate of BNPPLC and, if it is completed by a conveyance from BNPPLC prior to eighteen months after the Designated Sale Date, is for a price not less than the least of the following amounts:
(a)	the lowest price at which BNPPLC will be obligated, pursuant to clause (4) of subparagraph 3(E), to reimburse to NAI (i) the entire amount of any Supplemental Payment theretofore made by NAI to BNPPLC, or (ii) if no such Supplemental Payment has been made, but NAI has theretofore made one or more 97-1/Prepayments to BNPPLC, all such 97-10/Prepayments; or

(b)	(i) if NAI notified BNPPLC of NAI’s Target Price prior to the date BNPPLC and the third party agreed to a price for the sale, NAI’s Target Price, or (ii) if NAI did not notify BNPPLC of NAI’s Target Price prior to the date BNPPLC and the third party agreed to a price for the sale, any price satisfactory to BNPPLC in its sole good faith business judgment; or

(c)	90% of the Fair Market Value of the Property.
NAI acknowledges that BNPPLC’s own marketing efforts after the Designated Sale Date will depend upon the minimum price required for a Qualified Sale, and such efforts could be hampered if NAI’s Target Price is too high. Thus, after receipt of any notice of NAI’s Target Price from NAI, BNPPLC may (but will not be obligated to) invoke the Valuation Procedures in order to determine the minimum price permitted under clause (c) preceding.
“Sale Closing Documents” means the following documents, which BNPPLC must tender pursuant to Paragraph 5(A) to consummate any sale of the Property pursuant to this Agreement: (1) documents in the forms required by Exhibit C, including either a termination of or an assignment of the Ground Lease and other rights and interests of BNPPLC in the Property, (2) a Secretary’s Certificate in the form attached as Exhibit D and (3) a certificate concerning tax withholding in the form attached as Exhibit E.
“Supplemental Payment” has the meaning indicated in subparagraph 2(A)(3).
“Supplemental Payment Obligation” has the meaning indicated in
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subparagraph 2(A)(3).
“Valuation Procedures” means procedures set forth in Exhibit B, which are to be followed in the event a determination of the Fair Market Value of the Property or any portion thereof is required by this Agreement.
2 NAI’s Options and Obligations on the Designated Sale Date.
     (A) Purchase Option; Initial Remarketing Rights; Supplemental Payment Obligation. Whether or not an Event of Default has occurred and is continuing, but subject to Paragraph 6 below:
     (1) NAI will have the right (the “Purchase Option”) to purchase or cause an Affiliate of NAI, as the Applicable Purchaser, to purchase the Property on the Designated Sale Date for a cash price equal to the Break Even Price.
     (2) If NAI does not exercise the Purchase Option, NAI will have the following rights (collectively, “NAI’s Initial Remarketing Rights”):
     (a) First, NAI will have the right to designate a third party, other than an Affiliate of NAI, as the Applicable Purchaser and to cause such Applicable Purchaser to purchase the Property on the Designated Sale Date for a cash price equal to the Initial Remarketing Price. Such right, however, will be subject to the conditions (the “Conditions to NAI’s Initial Remarketing Rights”) that (i) NAI deliver an Initial Remarketing Notice to BNPPLC within the thirty days prior to the Designated Sale Date, (ii) on the Designated Sale Date the Applicable Purchaser tenders to BNPPLC a payment equal to the Initial Remarketing Price, and (iii) NAI itself tenders to BNPPLC the Supplemental Payment, if any, which will be required by subparagraph 2(A)(3) in the event BNPPLC completes the sale to the Applicable Purchaser. Further, notwithstanding the satisfaction of the Conditions to NAI’s Initial Remarketing Rights on the Designated Sale Date, if the sum of the price to be paid by the Applicable Purchaser for the Property (i.e., the Initial Remarketing Price) and any Supplemental Payment required by subparagraph 2(A)(3) is less than the Break Even Price, then BNPPLC may affirmatively elect not to complete the sale of the Property to the Applicable Purchaser on the Designated Sale Date (and thereby defer the sale of the Property pursuant to this Agreement) by making a Decision Not to Sell at a Loss.
     (b) Second, if BNPPLC completes a sale of the Property to an Applicable Purchaser on the Designated Sale Date pursuant to subparagraph 2(A)(2)(a) and the price paid by the Applicable Purchaser for the
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Property (i.e., the Initial Remarketing Price) is greater than the Break Even Price, then BNPPLC will pay the excess to NAI or as otherwise required by Applicable Law.
     (3) If for any reason whatsoever BNPPLC does not receive a cash price for the Property on the Designated Sale Date equal to or in excess of the Break Even Price in connection with a sale made pursuant to subparagraph 2(A)(1) or subparagraph 2(A)(2)(a), then NAI will have the obligation (the “Supplemental Payment Obligation”) to pay to BNPPLC on the Designated Sale Date a supplemental payment (the “Supplemental Payment”) equal to the lesser of:
     (a) the amount by which the Break Even Price exceeds any such cash price actually received by BNPPLC on the Designated Sale Date; or
     (b) the Maximum Remarketing Obligation.
Without limiting the generality of the foregoing, NAI must (unless excused by subparagraph 6(B) below) make the Supplemental Payment even if BNPPLC does not sell the Property to NAI or an Applicable Purchaser on the Designated Sale Date because of (A) a Decision Not to Sell at a Loss, or (B) a failure of NAI to exercise, or a decision by NAI not to exercise, the Purchase Option or NAI’s Initial Remarketing Rights, or (C) a failure of NAI or any Applicable Purchaser to tender the price required by the forgoing provisions on the Designated Sale Date following any exercise of or attempt by NAI to exercise the Purchase Option or NAI’s Initial Remarketing Rights.
NAI acknowledges that it is undertaking the Supplemental Payment Obligation in consideration of the rights afforded to it by this Agreement, but that such obligation is not contingent upon any exercise by NAI of such rights or upon any purchase of the Property by NAI or an Applicable Purchaser. If any Supplemental Payment due according to this subparagraph 2(A)(3) is not actually paid to BNPPLC on the Designated Sale Date, then NAI must pay interest on the past due amount computed at the Default Rate. However, NAI will be entitled to a credit against the interest required by the preceding sentence equal to the Base Rent, if any, actually paid by NAI pursuant to the Lease for any period after the Designated Sale Date.
     (4) For the avoidance of doubt, BNPPLC acknowledges that NAI may elect not to exercise the Purchase Option or NAI’s Initial Remarketing Rights and instead pay to BNPPLC a Supplemental Payment equal to the Maximum Remarketing Obligation on the Designated Sale Date in full satisfaction of its obligations under this subparagraph 2(A).
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     (B) Designation of the Purchaser. To give BNPPLC the opportunity before the Designated Sale Date to prepare the Sale Closing Documents, NAI must, by a notice to BNPPLC given at least ten days prior to the Designated Sale Date, specify irrevocably, unequivocally and with particularity any party who will purchase the Property because of NAI’s exercise of its Purchase Option or of NAI’s Initial Remarketing Rights. If NAI fails to do so, BNPPLC may postpone the delivery of the Sale Closing Documents until a date after the Designated Sale Date and not more than ten days after NAI finally does so specify a party, but such postponement will not relieve or postpone the obligation of NAI to make a Supplemental Payment on the Designated Sale Date as provided in subparagraph 2(A)(3).
     (C) Delivery of Property Related Documents If BNPPLC Retains the Property. Unless NAI or its Affiliate or another Applicable Purchaser purchases the Property pursuant to subparagraph 2(A), promptly after the Designated Sale Date NAI must deliver and assign to BNPPLC all plans and specifications for the Property previously prepared for NAI or otherwise available to NAI (including those prepared in connection with the construction contemplated by the Construction Agreement), together with all other files, documents and permits of NAI (including any subleases then in force) which may be necessary or useful to any future owner’s or occupant’s use of the Property. Without limiting the foregoing, NAI will transfer or arrange the transfer to BNPPLC of all utility, building, health and other operating permits required by any municipality or other governmental authority having jurisdiction over the Property for uses of the Property permitted by the Lease or for any remaining construction required to complete the Improvements contemplated by the Construction Agreement if neither NAI nor any Affiliate or other Applicable Purchaser purchases the Property pursuant to subparagraph 2(A).
     (D) Effect of the Purchase Option and NAI’s Initial Remarketing Rights on Subsequent Title Encumbrances. Any conveyance made to consummate a sale of the Property to NAI or any Applicable Purchaser pursuant to subparagraph 2(A) will cut off and terminate all interests in the Property claimed by, through or under BNPPLC, including Liens Removable by BNPPLC (including any leasehold estate or other interests conveyed by BNPPLC to third parties, even if conveyed in the ordinary course of BNPPLC’s business, and including any judgment liens established against the Property because of a judgment rendered against BNPPLC), but not personal obligations of NAI to BNPPLC under the Lease or other Operative Documents (including obligations of NAI arising under the indemnities in the Construction Agreement or the Lease, which indemnities will survive any such sale). Anyone accepting or taking any interest in the Property through or under BNPPLC on or after the Effective Date will acquire such interest subject to the Purchase Option.
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     (E) Security for NAI’s Purchase Option. If (contrary to the intent of the parties as expressed in subparagraph 4(C) of the Lease) it is determined that NAI is not, under applicable state law as applied to the Operative Documents, the equitable owner of the Property and the borrower from BNPPLC in a financing arrangement, but rather is a tenant under the Lease with an option to purchase from BNPPLC as provided in subparagraph 2(A)(1), then the parties intend that the Purchase Option be secured by a lien and security interest against the Property. Accordingly, BNPPLC does hereby grant to NAI a lien and security interest against the Property, including all rights, title and interests of BNPPLC from time to time in and to the Land and Improvements, in order to secure (1) BNPPLC’s obligation to convey the Property to NAI or an Affiliate designated by it if NAI exercises the Purchase Option and tenders payment of the Break Even Price to BNPPLC on the Designated Sale Date as provided herein, and (2) NAI’s right to recover any damages from BNPPLC caused by a breach of such obligation, including any such breach caused by a rejection or termination of this Agreement in any bankruptcy or insolvency proceeding instituted by or against BNPPLC, as debtor. NAI may enforce such lien and security interest judicially after any such breach by BNPPLC, but not otherwise.
3 NAI’s Rights, Options and Obligations After the Designated Sale Date.
     (A) NAI’s Right to Buy During the Thirty Days After the Designated Sale Date. Even after a failure to pay any required Supplemental Payment on the Designated Sale Date, NAI may tender (or cause an Applicable Purchaser to tender) to BNPPLC the full Make Whole Amount (including all amounts then due under the other Operative Documents) on any Business Day within thirty days after the Designated Sale Date. If presented with such a tender within thirty days after the Designated Sale Date, BNPPLC must accept it and promptly thereafter deliver to NAI (or the Applicable Purchaser) the Sale Closing Documents and any Escrowed Proceeds then constituting Property held by BNPPLC. Otherwise, BNPPLC will have no further obligation to sell the Property to NAI or to any Affiliate of NAI pursuant to this Agreement, although BNPPLC will continue to have the option to require NAI to buy the Property if the conditions listed in the next subparagraph are satisfied.
     (B) NAI’s Obligation to Buy if Certain Conditions are Satisfied. Regardless of any prior Decision Not to Sell at a Loss, BNPPLC will have the option (the “Put Option”) to require NAI to purchase the Property upon demand at any time after the Designated Sale Date for a cash price equal to the Make Whole Amount if:
     (1) BNPPLC has not already conveyed the Property to consummate a sale of the Property to NAI or an Applicable Purchaser pursuant to other provisions of this Agreement; and
     (2) a 97-1/Default (100%) occurs or is continuing on or after the Designated
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Sale Date; and
     (3) BNPPLC notifies NAI of BNPPLC’s exercise of the Put Option within two years following the Designated Sale Date.
Further, and without limiting the foregoing, if any Event of Default occurs as described in clauses (G), (H) or (I) of the definition Event of Default in the Common Definitions and Provisions Agreement because of any bankruptcy proceeding instituted by or against NAI, as debtor, under Title 11 of the United States Code, then NAI will be obligated (without any further act or notice or demand by BNPPLC) to pay to BNPPLC the Make Whole Amount and purchase the Property, as if (i) BNPPLC had exercised the Put Option, and (ii) the second Business Day after the commencement of such Event of Default was the Final Sale Date.
     (C) NAI’s Extended Right to Remarket. If the Property is not sold to NAI or an Applicable Purchaser on the Designated Sale Date pursuant to this Agreement, NAI will have the right (“NAI’s Extended Remarketing Right”) during the Extended Remarketing Period to arrange a sale of the Property to an Applicable Purchaser, other than an Affiliate of NAI, for a price equal to or in excess of the Must Sell Price (a “Proposed Sale”). NAI’s Extended Remarketing Right will, however, be subject to all of the following conditions:
     (1) BNPPLC has not exercised the Put Option as provided in subparagraph 3(B) or already contracted with another Applicable Purchaser to convey the Property in connection with a Qualified Sale.
     (2) NAI’s Extended Remarketing Right is not terminated pursuant to subparagraph 6(C) because of NAI’s failure to pay any required Supplemental Payment.
     (3) NAI’s Extended Remarketing Right is not terminated pursuant to subparagraph 6(C) because of NAI’s failure to pay any required 97-10 Prepayment .
     (4) NAI must have provided a notice to BNPPLC (a “Notice of Sale”) setting forth (i) the date proposed by NAI as the Final Sale Date (the “Proposed Sale Date”), which must be no sooner than thirty days after BNPPLC’s receipt of the Notice of Sale and no later than the last Business Day of the Extended Remarketing Period, (ii) the full legal name of the Applicable Purchaser and such other information as is needed to prepare the Sale Closing Documents, and (iii) the cash price that will be tendered to BNPPLC for the Property (the “Committed Price”).
     (5) The Committed Price must be no less than the Must Sell Price, computed as of the Proposed Sale Date. Also, if NAI has notified BNPPLC of NAI’s Target Price, the Committed Price must be no less than NAI’s Target Price.
Amended and Restated Purchase Agreement (Building 7) – Page 14

     (D) Deemed Sale On the Second Anniversary of the Designated Sale Date. If no date prior to the second anniversary of the Designated Sale Date qualifies as the Final Sale Date, then on second anniversary of the Designated Sale Date BNPPLC will, for purposes of the next subparagraph, be deemed to have sold the Property (a “Deemed Sale”) to an Applicable Purchaser at a Qualified Sale for a net cash price equal to its Fair Market Value.
     (E) NAI’s Right to Share in Sales Proceeds Received By BNPPLC From any Qualified Sale. BNPPLC must apply the cash proceeds received by BNPPLC from any Qualified Sale (regardless of whether the sale is arranged by NAI as provided in subparagraph 3(C) or by BNPPLC itself), or deemed to be received in connection with any Deemed Sale, in the following order of priority:
     (1) first, to pay or reimburse to BNPPLC BNPPLC’s Actual Out of Pocket Costs incurred in connection with the Qualified Sale;
     (2) second, to pay or reimburse to BNPPLC the Local Impositions, insurance premiums and other Losses suffered or incurred by BNPPLC with respect to the ownership, operation or maintenance of the Property after the Designated Sale Date, together with interest on such Local Impositions, insurance premiums and other Losses computed at the Default Rate from the date paid or incurred to the date reimbursed from sales proceeds;
     (3) third, to pay to BNPPLC an amount equal to the difference, if any, computed by subtracting (i) the aggregate payments, if any, previously paid by NAI to BNPPLC as a Supplemental Payment or as a 97-10/Prepayment, from (ii) the Adjusted Lease Balance;
     (4) fourth, to reimburse NAI for the aggregate payments, if any, previously made by NAI to BNPPLC as a Supplemental Payment or as 97-10/Prepayments;
     (5) fifth, to pay to BNPPLC an amount that, when added to all payments or reimbursements to BNPPLC described in the preceding clauses (1), (2) and (3), will equal the Make Whole Amount;
     (6) sixth, to pay to BNPPLC any other amounts then due from NAI to BNPPLC under any of the Operative Documents; and
     (7) last, if any such cash proceeds exceed all the payments and reimbursements that are required or may be required as described in the preceding clauses of this subparagraph, BNPPLC may retain the excess.
Amended and Restated Purchase Agreement (Building 7) – Page 15

If, however, BNPPLC completes any sale and conveyance of the Property after the Extended Remarketing Period expires or is terminated, BNPPLC will not be required by this subparagraph to share any proceeds of the sale or conveyance with NAI or any other party claiming through or under NAI.
4 Transfers By BNPPLC After the Designated Sale Date.
     (A) BNPPLC’s Right to Sell. At any time more than thirty days after the Designated Sale Date, if the Property has not already been sold and conveyed by BNPPLC pursuant to Paragraph 2 or Paragraph 3, BNPPLC will have the right to sell the Property or offer the Property for sale to any third party on any terms believed to be appropriate by BNPPLC in its sole good faith business judgment.
     (B) Survival of NAI’s Rights and the Supplemental Payment Obligation. If the Property is not sold on the Designated Sale Date, and if BNPPLC completes a sale or other transfer of the Property after the Designated Sale Date, other than a Qualified Sale, the Supplemental Payment Obligation will survive in favor of BNPPLC’s successors and assigns with respect to the Property, and BNPPLC’s successors and assigns will take the Property subject to NAI’s rights under Paragraph 3, all on the same terms and conditions as would have applied to BNPPLC itself if BNPPLC had not transferred or sold the Property. Without limiting the foregoing, any purchaser that acquires the Property from BNPPLC during the Extended Remarketing Period, other than at a Qualified Sale, will be obligated to distribute proceeds of a subsequent Qualified Sale of the Property as described in the subparagraph 3(E) in the same manner and to the same extent that BNPPLC itself would have been obligated if not for the sale by BNPPLC to the purchaser.
     (C) Easements and Other Transfers in the Ordinary Course of Business. No “Permitted Transfer” described in clause (5) (the last clause) of the definition thereof in the Common Definitions and Provisions Agreement will constitute a Qualified Sale if it covers less than all or substantially all of BNPPLC’s then existing interests in the Property. Any such Permitted Transfer of less than all or substantially all of BNPPLC’s then existing interests in the Property will not be prohibited by this Agreement during the Extended Remarketing Period or otherwise; provided, however, any such Permitted Transfer made before the end of one hundred eighty days after the Designated Sale Date, or made to an Affiliate of BNPPLC before the end of the Extended Remarketing Period, or otherwise not made in the ordinary course of business, will be made subject to NAI’s rights under Paragraph 3. Thus, for example, if the Property is not sold by BNPPLC to an Applicable Purchaser on the Designated Sale Date, then at any time more than one hundred eighty days after the Designated Sale Date BNPPLC may in the ordinary course of business convey a utility easement or a lease of space in the Improvements to a Person not an Affiliate of BNPPLC free from NAI’s rights under Paragraph 3, although following such conveyance of the lesser estate, NAI’s rights under Paragraph 3 will continue during the Extended
Amended and Restated Purchase Agreement (Building 7) – Page 16

Remarketing Period as to BNPPLC’s remaining interest in the Land and the Improvements.
5 Terms of Conveyance Upon Purchase.
     (A) Tender of Sale Closing Documents. As necessary to consummate any sale of the Property to NAI or an Applicable Purchaser pursuant to this Agreement, BNPPLC must, subject to any postponement permitted by subparagraph 2(B), promptly after the tender of the purchase price and any other payments to BNPPLC required pursuant to Paragraph 2 or Paragraph 3, as applicable, convey the Property to NAI or the Applicable Purchaser, as the case may be, by BNPPLC’s execution, acknowledgment (where appropriate) and delivery of the Sale Closing Documents. Such conveyance by BNPPLC will be subject to the Permitted Encumbrances and any other encumbrances that do not constitute Liens Removable by BNPPLC, and such conveyance will not include the rights of BNPPLC or other Interested Parties under the indemnities provided in the Operative Documents, including rights to any payments then due from NAI under the indemnities or that may become due thereafter because of any Loss incurred by BNPPLC or another Interested Party resulting in whole or in part from events or circumstances occurring or alleged to have occurred before such conveyance. The costs, both foreseen and unforeseen, of any purchase by NAI or an Applicable Purchaser will be the responsibility of the purchaser to the extent (if any) not included in any Break Even Price or Make Whole Amount actually paid to BNPPLC. If for any reason BNPPLC fails to tender the Sale Closing Documents as required by this Paragraph 5(A), BNPPLC will have the right and obligation to cure such failure at any time before thirty days after receipt of a demand for such cure from NAI. Prior to the end of such cure period, NAI may initiate appropriate legal action to specifically enforce BNPPLC’s obligation to deliver the Sale Closing Documents or to foreclose NAI’s liens or security interests against the Property which secure such obligation, but if BNPPLC does cure within such thirty day period, BNPPLC will not be liable for monetary damages because of its prior failure to deliver the Sale Closing Documents.
     (B) Delivery of Escrowed Proceeds. BNPPLC may deliver any Escrowed Proceeds constituting Property directly to NAI or to any Applicable Purchaser purchasing the Property pursuant to this Agreement notwithstanding any prior actual or attempted conveyance or assignment by NAI, voluntary or otherwise, of any right to receive the same; BNPPLC will not be responsible for the proper distribution or application by NAI or any Applicable Purchaser of any such Escrowed Proceeds; and any such payment of Escrowed Proceeds to NAI or an Applicable Purchaser will discharge any obligation of BNPPLC to deliver the same to all Persons claiming an interest therein.
6 Survival and Termination of the Rights and Obligations of NAI and BNPPLC.
     (A) Status of this Agreement Generally. Except as expressly provided in the next
Amended and Restated Purchase Agreement (Building 7) – Page 17

subparagraph or other provisions of this Agreement, this Agreement will not terminate; nor will NAI have any right to terminate this Agreement; nor will NAI be entitled to any reduction (by setoff or otherwise) of the Break Even Price, the Make Whole Amount or any payment required under this Agreement; nor will any of the obligations of NAI to BNPPLC under Paragraph 2 or Paragraph 3 be excused by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of the Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of NAI’s use or development of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of NAI or of anyone claiming through or under NAI, (v) any default on the part of BNPPLC under this Agreement or any other Operative Document or any other agreement to which BNPPLC and NAI are parties, (vi) the inadequacy in any way whatsoever of the design, construction, assembly or installation of any improvements, fixtures or tangible personal property included in the Property (it being understood that BNPPLC has not made, does not make and will not make any representation express or implied as to the adequacy thereof), (vii) any latent or other defect in the Property or any change in the condition thereof or the existence with respect to the Property of any violations of Applicable Laws, or (viii) NAI’s prior acquisition or ownership of any interest in the Property, or (ix) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of NAI under this Agreement (including the obligation to make any Supplemental Payment as provided in Paragraph 2) be separate from and independent of BNPPLC’s obligations under this Agreement or any other agreement between BNPPLC and NAI; however, nothing in this subparagraph will be construed as a waiver by NAI of any right NAI may have at law or in equity to the following remedies, whether because of BNPPLC’s failure to remove a Lien Removable by BNPPLC or because of any other default by BNPPLC under this Agreement: (A) the recovery of monetary damages, (B) injunctive relief in case of the violation, or attempted or threatened violation, by BNPPLC of any of the express covenants, agreements, conditions or provisions of this Agreement which are binding upon BNPPLC, or (C) a decree compelling performance by BNPPLC of any of the express covenants, agreements, conditions or provisions of this Agreement which are binding upon BNPPLC.
     (B) Election by NAI to Terminate the Supplemental Payment Obligation Prior to the Completion Date. By delivery of a notice to BNPPLC in the form attached as Exhibit F, NAI may terminate its Supplemental Payment Obligation, but only prior to the Completion Date and only if at the time of such exercise (1) NAI has given (and not rescinded) a Notice of NAI’s Intent to Terminate as provided in the Construction Agreement, or (2) BNPPLC has given any FOCB Notice as provided in the Construction Agreement. (If for any reason BNPPLC does not receive a notice terminating the Supplemental Payment Obligation as described in the preceding sentence prior to the Completion Date, then without any notice or other action by the parties to this Agreement, NAI will cease to have any right to terminate the Supplemental Payment Obligation.) If NAI does send a notice to BNPPLC in the form attached as Exhibit F, such notice will (as
Amended and Restated Purchase Agreement (Building 7) – Page 18

provided therein) constitute an irrevocable and absolute waiver by NAI of NAI’s rights to purchase the Property or to cause any of its Affiliates to purchase the Property pursuant to this Agreement. However, no such notice will terminate BNPPLC’s right to exercise the Put Option, which BNPPLC may exercise if NAI fails to make a 97-10/Permitted Prepayment required by the Construction Agreement.
     (C) Automatic Termination of NAI’s Rights. If NAI fails to pay the full amount of any Supplemental Payment required by subparagraph 2(A)(3) on the Designated Sale Date, then the Purchase Option, NAI’s Initial Remarketing Rights, NAI’s Extended Remarketing Right and all other rights of NAI under this Agreement, other than its rights under subparagraph 3(A), will terminate automatically. If, however, prior to the Designated Sale Date NAI effectively terminates the Supplemental Payment Obligation pursuant to subparagraph 6(B) by the delivery of a notice to BNPPLC in the form attached as Exhibit F, so that NAI is excused from the obligation to make any Supplemental Payment pursuant to subparagraph 2(A)(3), then NAI’s Extended Remarketing Right will not terminate automatically pursuant to this subparagraph 6(C), but rather will survive except to the extent waived by such notice. No termination of NAI’s rights as described in this subparagraph will limit BNPPLC’s other remedies, including its right to sue NAI for any 97-10/Prepayments, pursuant to any of the Operative Documents or (following a 97-1/Default (100%)) its right to exercise the Put Option.
     (D) Payment Only to BNPPLC. All amounts payable under this Agreement by NAI and, if applicable, by an Applicable Purchaser must be paid directly to BNPPLC. If paid to other parties, such payments will not be effective for purposes of this Agreement.
     (E) Preferences and Voidable Transfers. If any payment to BNPPLC by an Applicable Purchaser is held to constitute a preference or a voidable transfer under Applicable Laws, or must for any other reason be refunded by BNPPLC to the Applicable Purchaser or to another Person, and if such payment to BNPPLC reduced or had the effect of reducing a payment required of NAI by this Agreement (e.g., the Supplemental Payment) or increased or had the effect of increasing any sale proceeds paid over to NAI pursuant to subparagraph 2(A)(2)(b) or pursuant to subparagraph 3(E), then NAI must pay to BNPPLC upon demand an amount equal to the reduction of the payment required of NAI or to the increase of the excess sale proceeds paid to NAI, as applicable, and this Agreement will continue to be effective or will be reinstated as necessary to permit BNPPLC to enforce its right to collect such amount from NAI.
     (F) Remedies Under the Other Operative Documents. No repossession of or re-entering upon the Property or exercise of any other remedies available to BNPPLC under the other Operative Documents will terminate NAI’s rights or obligations under this Agreement, all of which will survive BNPPLC’s exercise of remedies under the other Operative Documents. NAI acknowledges that the consideration for this Agreement is separate from and independent of the consideration for the Construction Agreement, the Lease, the Closing Certificate and other
Amended and Restated Purchase Agreement (Building 7) – Page 19

agreements executed by the parties, and NAI’s obligations under this Agreement will not be affected or impaired by any event or circumstance that would excuse NAI from performance of its obligations under such other Operative Documents.
7 Certain Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNPPLC is intended to be exclusive of any other right or remedy BNPPLC has with respect to the Property, and each and every right and remedy of BNPPLC will be cumulative and in addition to any other right or remedy given to it under this Agreement or now or hereafter existing in its favor at law or in equity. In addition to other remedies available under this Agreement, either party may obtain a decree compelling specific performance of any of the other party’s agreements hereunder.
8 Attorneys’ Fees and Legal Expenses. If BNPPLC commences any legal action or other proceeding because of any breach of this Agreement by NAI, BNPPLC may recover all Attorneys’ Fees incurred by it in connection therewith from NAI, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any Attorneys’ Fees incurred by BNPPLC in enforcing a judgment in its favor under this Agreement will be recoverable separately from such judgment, and the obligation for such Attorneys’ Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.
9 Successors and Assigns. The terms, provisions, covenants and conditions hereof will be binding upon NAI and BNPPLC and their respective permitted successors and assigns and will inure to the benefit of NAI and BNPPLC and all permitted transferees, mortgagees, successors and assignees of NAI and BNPPLC with respect to the Property; except that (A) the rights of BNPPLC hereunder will not pass to NAI or any Applicable Purchaser or any subsequent owner claiming through NAI or an Applicable Purchaser, (B) BNPPLC will not assign this Agreement or any rights hereunder except pursuant to a Permitted Transfer, and (C) NAI will not assign this Agreement or any rights hereunder without the prior written consent of BNPPLC.
10 Amendment and Restatement of Prior Purchase Agreement. This Agreement amends, restates and replaces entirely the Prior Purchase Agreement. Without limiting the rights and obligations of NAI under this Agreement, NAI acknowledges that any and all rights or interest of NAI in and to the Land or other Property under the Prior Purchase Agreement are now made subject to the terms and conditions of this Agreement; and all rights and interests of BNPPLC in and to the Land or other Property under the Prior Purchase Agreement are renewed and extended (rather than terminated) by this Agreement.
[The signature pages follow.]
Amended and Restated Purchase Agreement (Building 7) – Page 20

     IN WITNESS WHEREOF, this Amended and Restated Purchase Agreement (Building 7) is executed to be effective as of November 29, 2007.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:	/s/ Lloyd G. Cox
Lloyd G. Cox, Managing Director

Amended and Restated Purchase Agreement (Building 7) – Signature Page

[Continuation of signature pages for Amended and Restated Purchase Agreement (Building 7) dated as of November 29, 2007.]

NETWORK APPLIANCE, INC., a Delaware corporation
By:	/s/ Ingemar Lanevi
Ingemar Lanevi, Vice President and Corporate
Treasurer

Amended and Restated Purchase Agreement (Building 7) – Signature Page

Exhibit A
Legal Description
Parcel 7 and the Additional Leased Premises, as defined below, (collectively, the “Building 7 Ground Lease Premises”) as shown on that certain Vesting Tentative Parcel Map provided to BNP Paribas Leasing Corporation (“BNPPLC”) by Network Appliance, Inc. (“NAI”) attached hereto and made a part hereof (the “Tentative Map”), which has received preliminary approval from the City of Sunnyvale, California, but not yet been filed for record in the office of the recorder of the County of Santa Clara, State of California. As used herein, “Additional Leased Premises” means the parking lots, driveways and other areas shaded in gray on the Tentative Map attached hereto within the larger area designated as Common Lot A (consisting of 30.46 Acres, more or less) on the Tentative Map. The northern boundary of the Additional Leased Premises is a line that runs North 75 degrees, 07 minutes, 58 seconds equidistant from the northern boundary of Parcel 7 and the southern boundary of Parcel 8, both as shown on the Tentative Map. The eastern boundary of the Additional Leased Premises runs along the same line as the eastern boundary of Common Lot A, as shown on the Tentative Map. The western boundary of the Additional Leased Premises runs along the same line as the western boundary of Parcel 7 and Parcel 8, as shown on the Tentative Map. The southern boundary of the Additional Leased Premises runs along the center of an existing or proposed driveway which is situated between Parcel 7 and Parcel 11, as shown on the Tentative Map.
TOGETHER WITH, easements appurtenant to the Building 7 Ground Lease Premises as described in Exhibit A attached to the Ground Lease.

VESTING TENTATIVE PARCEL MAP
FOR CROSSMAN COMMONS
13 PARCELS

VICINITY MAP

NOTES:
REFERENCES
ABBREVIATIONS
LEGEND
GENEVA DRIVE
CASPIAN DRIVE
CROSSMAN AVENUE
BALTIC DRIVE
CARIBBEAN DRIVE
JAVA DRIVE

Additional Leased Premises shaded in gray.

PROPOSED SITE CONDITIONS

VESTING TENTATIVE PARCEL MAP
FOR: NETWORK APPLIANCE

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.

1

Exhibit A to Amended and Restated Purchase Agreement (Building 7) – Page 2

Exhibit B
Valuation Procedures
     This Exhibit explains the procedures to be used to determine Fair Market Value of the Property if such a determination is required by this Agreement. In such event, either party may invoke the procedures set out herein prior to the date the determination will be needed so as to minimize any postponement of any payment, the amount of which depends upon Fair Market Value. In the event such a payment becomes due before the required determination of Fair Market Value is complete, such payment will be postponed until the determination is complete. But in that event, when the required determination is complete, the payment will be made together with interest thereon, computed at a rate equal to ABR, accruing over the period the payment was postponed.
     If any determination of Fair Market Value is required, NAI and BNPPLC will attempt in good faith to reach a written agreement upon the Fair Market Value without unnecessary delay, and either party may propose such an agreement to the other. If, however, for any reason whatsoever, they do not execute such an agreement within seven days after the first such proposed agreement is offered by one party to the other, then the determination will be made by independent appraisers in accordance with the following procedures:
1. Definitions and Assumptions. For purposes of the determination, Fair Market Value will be defined as follows, and all appraisers or others involved in the determination will be instructed to use the following definition:
     “Fair Market Value” means the most probable net cash price, as of a specified date, for which the Property should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably, and for self-interest, and assuming that neither is under undue duress.
In addition, the appraisers or others making the determination will be instructed to assume that ordinary and customary brokerage fees, title insurance costs and other sales expenses will be incurred and deducted in the calculation of such net cash price. Such appraisers or others making the determination will also be instructed to assume that the value of the Property (or applicable portion thereof) is neither enhanced nor reduced by any lease to another tenant that BNPPLC may have executed subsequent to the termination or expiration of the Lease (a “Replacement Lease”). In other words, rather than determine value in light of actual rents generated or to be generated by any such Replacement Lease, the Property (or applicable portion thereof) will be valued in light of the most probable rent that it should bring in a competitive and open market (in this section, a “Fair Market Rental”), taking into account:
     (i) the fact that the Ground Lease exists to permit the continued use and enjoyment of the Property during the term of the

Ground Lease 1 ; and
     (ii) the actual physical condition of the Property 2 ; and
     (iii) that a reasonable period of time may be required to market the Property (or applicable portion thereof) for lease and make it ready for use or occupancy before it is leased at a Fair Market Rental.
2. Initial Selection of Appraisers; Appraiser’s Agreement as to Value. After having failed to reach a written agreement upon Fair Market Value as described in the second paragraph of this Exhibit, either party may deliver a notice to the other demanding the appointment of appraisers (the “First Appraisal Notice”) pursuant to this Exhibit. In such event:
     (a) Within fifteen days after the First Appraisal Notice is delivered, NAI and BNPPLC must each appoint an independent property appraiser who has experience appraising commercial properties in California and notify the other party of such appointment, including the name of the appointed appraiser (a “Notice of Appointment”).
     (b) If the appraiser appointed by NAI and the appraiser appointed by BNPPLC agree in writing upon the Fair Market Value (an “Appraiser’s Agreement As To Value”), such agreement will be binding upon NAI and BNPPLC. Both NAI and BNPPLC will instruct their respective appraisers to attempt in good faith to quickly reach an Appraiser’s Agreement As To Value. Neither appraiser will be required to produce a formal appraisal prior to reaching an Appraiser’s Agreement As To Value.
3. Selection of a Third Appraiser. If the two appraisers fail to deliver an Appraiser’s Agreement As to Value within thirty days following the later of the dates upon which NAI or BNPPLC delivers its Notice of Appointment, then either party (NAI or BNPPLC) may deliver another notice to the other (a “Third Appraisal Notice”), demanding that the two appraisers appoint a third independent property appraiser to help with the determination of Fair Market Value. Immediately after the Third Appraisal Notice is delivered, each of the first two appraisers

[1] But for the Ground Lease, the Improvements could not be used and maintained in place. Thus, the parties believe that, but for the Ground Lease, the Improvements would be worth much less. However, it is understood that Property does not include the fee estate in the Land, and the continued use of the Improvements will necessitate the payment of rents as required by the Ground Lease and compliance with the other terms and conditions thereof. Accordingly, the value of the Land itself will not be included in the Fair Market Value of the Property.

[2] If, however, the use of the Property by BNPPLC or any tenant under any Replacement Lease after NAI vacated the Property has resulted in excess wear and tear, such excess wear and tear will be assumed not to have occurred for purposes of determining Fair Market Value.
Exhibit B to Amended and Restated Purchase Agreement (Building 7) – Page 2

must act promptly, reasonably and in good faith to try to reach agreement upon the third appraiser. If, however, the two appraisers fail to reach agreement upon a third appraiser within ten days after the Third Appraisal Notice is delivered:
     (a) NAI and BNPPLC will each cause its respective appraiser to deliver, no later than fifteen days after the delivery of the Third Appraisal Notice, an unqualified written promise addressed to both of NAI and BNPPLC: (i) to act promptly, reasonably and in good faith in trying to reach agree upon the third appraiser, and (ii) to propose and consider proposals of persons as the third appraiser on the basis of objectivity and competence, not on the basis of such persons’ relationships with the other appraisers or with NAI or BNPPLC, and not on the basis of preferences expressed by NAI or BNPPLC.
     (b) If, despite the delivery of the promises described in the preceding subsection, the two appraisers fail to reach agreement upon a third appraiser within thirty days after the Third Appraisal Notice is delivered, then each of the first two appraisers must immediately submit its top choice for the third appraiser to the then highest ranking officer of the California Bar Association who will agree to help and who has no attorney/client or other significant relationship to either NAI or BNPPLC. Such officer will have complete discretion to select the most objective and competent third appraiser from between the choice of each of the first two appraisers, and will do so within ten days after such choices are submitted to him.
4. Resolution of Issues by the Third Appraiser. If a third appraiser is selected under the procedure set out above:
     (a) No later than thirty days after a third appraiser is selected, each of the first two appraisers must submit (and NAI and BNPPLC will each cause its appointed appraiser to submit) his best estimate of Fair Market Value, together with a written report supporting such estimate. (Such report need not be in the form of a formal appraisal, and may contain any qualifications the submitting appraiser deems necessary under the circumstances. Any such qualifications, however, may be considered by the third appraiser for purposes of the selection required by the next subsection.)
     (b) After receipt of the two estimates required by the preceding subsection, and no later than forty-five days after the third appraiser is selected, he must (i) choose one or the other of the two estimates of Fair Market Value submitted by the first two appraisers as being the more accurate in his opinion, and (ii) notify NAI and BNPPLC of which estimate he chose. The third appraiser will not be asked or allowed to specify an amount as Fair Market Value that is different than an estimate provided by one of the other two appraisers (either by averaging the two estimates or otherwise). The estimate of Fair Market Value thus chosen by the third appraiser as being the more accurate will be binding upon NAI and BNPPLC.
5. Criteria For Selecting Appraisers; Cost of Appraisals. All appraisers selected for the
Exhibit B to Amended and Restated Purchase Agreement (Building 7) – Page 3

appraisal process set out in this Exhibit will be disinterested, reputable, qualified appraisers with the designation of MAI or equivalent and with at least five years experience in appraising commercial properties comparable to the Property. NAI and BNPPLC will each bear the expense of the appraiser appointed by it, and the expense of the third appraiser and of any officer of the California Bar Association who participates in the appraisal process described above will be shared equally by NAI and BNPPLC.
6. Time is of the Essence; Defaults.
     (a) All time periods and deadlines specified in this Exhibit are of the essence.
     (b) Each party must cause the appraiser appointed by it (as set forth in Section 2(a)) to comply in a timely manner with the requirements of this Exhibit applicable to such appraiser. Accordingly, if an appraiser appointed by one of the parties as provided in Section 2(a) fails to comply in a timely manner with any provision of this Exhibit, such failure will be considered a default by the party who appointed such appraiser.
     (c) Any breach of or default under this Exhibit by either party will be construed as a breach of the Amended and Restated Purchase Agreement to which this Exhibit is attached.
     (d) Any such breach or default by NAI will constitute a 97-1/Default (100%); provided, however:
     (1) Before characterizing any such breach or default as a 97-1/Default (100%), BNPPLC must first notify NAI of the breach or default and give NAI the opportunity, during the five days after delivery of such notice, to fully rectify the breach or default.
     (2) Any breach or default by NAI under this Exhibit will be deemed rectified if, within such five day period, NAI offers BNPPLC an unqualified written agreement that all determinations of Fair Market Value required by this Agreement will, if made by the appraiser appointed by BNPPLC as hereinabove provided, be binding upon BNPPLC and NAI. (It is understood that following the delivery of any such agreement by NAI, no further input from NAI’s appraiser or from any official of the California bar association or from a third appraiser will be required for any required determination of Fair Market Value.)
Exhibit B to Amended and Restated Purchase Agreement (Building 7) – Page 4

Exhibit C
Requirements Re: Forms to Accomplish Assignment and Conveyance
The form of the documents to be used to accomplish any conveyance of BNPPLC’s interest in the Improvements and other Property pursuant to this Agreement will depend upon whether the conveyance is to NAI or an Applicable Purchaser and, in the case of an conveyance by NAI itself, upon whether NAI elects to take an assignment of the Ground Lease or to terminate the Ground Lease.
If NAI is itself acquiring BNPPLC’s interest in the Property, the conveyance of such interest will be accomplished either by (A) the execution of an Agreement Concerning Ground Lease in the form attached as Exhibit C-1, which (among other things) will effectively terminate the Ground Lease with the result that BNPPLC’s interest in all Improvements will revert to NAI by operation of law, or (B) BNPPLC’s execution of assignments in the forms attached as Exhibit C-2 and Exhibit C-3 and NAI’s execution of an Acknowledgment of Disclaimer of Representations and Warranties in the form attached as Exhibit C-4. NAI may choose between the Agreement Concerning Ground Lease or the alternative forms attached as Exhibits C-2, C-3 and C-4; however, if NAI fails to notify BNPPLC at least fifteen days prior to the Designated Sale Date that NAI chooses to receive the assignments in the forms attached as Exhibit C-2 and Exhibit C-3, BNPPLC may assume that NAI has elected instead to have BNPPLC execute the Agreement Concerning Ground Lease in the form attached as Exhibit C-1. If NAI does choose to receive the assignments in the forms attached as Exhibit C-2 and Exhibit C-3, NAI must execute and deliver to BNPPLC the Acknowledgment of Disclaimer of Representations and Warranties in the form attached as Exhibit C-4.
If an Applicable Purchaser is acquiring BNPPLC’s interest in the Improvements and other Property, such interest will be conveyed by BNPPLC’s execution and delivery of assignments in the forms attached as Exhibit C-2 and Exhibit C-3, and the Applicable Purchaser must execute and deliver to BNPPLC an Acknowledgment of Disclaimer of Representations and Warranties in the form attached as Exhibit C-4.

Exhibit C-1
RECORDING REQUESTED BY AND,
WHEN RECORDED, RETURN TO:
Network Appliance, Inc.
7301 Kit Creek Road
Research Triangle Park, NC 27709
Attention: Ingemar Lanevi
AGREEMENT CONCERNING GROUND LEASE
     THIS AGREEMENT CONCERNING GROUND LEASE (this “Agreement”) dated as of                     , 20        (the “Effective Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and NETWORK APPLIANCE, INC. (“NAI”), a Delaware corporation.
RECITALS
This Agreement is entered into upon, and with respect to, the following facts and intentions:
     A. BNPPLC and NAI have heretofore entered into the following agreements:
     (1) Amended and Restated Ground Lease (Building 7) dated as of November 29, 2007 and recorded (or referenced in a memorandum thereof recorded) in the official records of Santa Clara County, California (the “Official Records”) on or about November 29, 2007 as Instrument Number                      (as the same may have been modified, the “Ground Lease”), whereby NAI, as ground lessor, ground leased to BNPPLC, as ground lessee, that certain land more particularly described in Annex A, attached hereto and incorporated herein by this reference (herein the “Land”); and
     (2) Amended and Restated Lease Agreement (Building 7) dated as of November 29, 2007 (as the same may have been modified, the “Sublease”), which was the subject of that certain Short Form of Sublease, dated as of November 29, 2007, recorded in the Official Records on or about November 29, 2007 as Instrument Number                      (the “Short Form of Sublease”), whereby BNPPLC, as sublessor, leased to NAI, as sublessee, its ground leasehold interest in the Land and all of the improvements located thereon (collectively the “Subleased Premises”); and
     (3) Amended and Restated Purchase Agreement (Building 7) dated as of November 29, 2007 (has the same may have been modified, the “Purchase Agreement”), which was the subject of that certain Memorandum of Purchase Agreement, dated as of November 29, 2007, recorded in the Official Records on or about November 29, 2007 as Instrument Number                     .

     (4) Amended and Restated Common Definitions and Provisions Agreement (Building 7) dated as of November 29, 2007 Date (as the same may have been modified, the “Common Definitions and Provisions Agreement”). As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     B. BNPPLC and NAI now mutually wish to terminate the Ground Lease on the terms and conditions more particularly herein set forth.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration the adequacy of which is hereby acknowledges, the parties hereto agree as follows:
     1. Termination of Ground Lease. As of the Effective Date, BNPPLC hereby surrenders all of its right title and interest in the Ground Lease unto NAI, subject only to the “Permitted Encumbrances” described in Annex B attached hereto and incorporated herein by this reference, and the Ground Lease is hereby terminated. Notwithstanding anything to the contrary in this Agreement, BNPPLC does, for itself and its successors, covenant, warrant and agree to defend the title to the Land against claims and demands of any person claiming under or through a Lien Removable by BNPPLC. Except as expressly set forth in the preceding sentence, BNPPLC makes no warranty of title, express or implied.
     2. Acknowledgment of Reversion. BNPPLC also acknowledges and agrees that because of the termination of the Ground Lease, all of BNPPLC’s right, title and interest in and to the following property will revert to NAI and BNPPLC does hereby forever relinquish, waive, and quitclaim unto NAI (subject to such Permitted Encumbrances):
A.	the Sublease;

B.	the Purchase Agreement;

C.	any pending or future award made because of our condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid proceeds of insurance or claim or cause of action for damages, loss or injury to the Subleased Premises; and

D.	all other property included within the definition of “Property” as set forth in the Purchase Agreement;
provided, however, that excluded from this conveyance and reserved to BNPPLC are any rights or privileges of BNPPLC under the following are expressly reserved and retained by BNPPLC: (i) the indemnities set forth in the Sublease and the Ground Lease, whether such rights are
Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 2

presently known or unknown, including rights of BNPPLC to be indemnified against environmental claims of third parties, as provided in the Ground Lease which may not presently be known; and (ii) provision in the Sublease that establish the right of BNPPLC to recover any accrued unpaid rent under the Sublease which may be outstanding as of the date hereof; and (iii) agreements between BNPPLC and BNPPLC’s Parent or any Participant, or any modification or extension thereof.
BNPPLC agrees to warrant and defend the title to the Subleased Premises as herein assigned, against claims and demands of any person claiming under or through a Lien Removable by BNPPLC relating to the Subleased Premises.
     3. “As Is” Reversion. Notwithstanding any contrary provisions contained herein, NAI acknowledges that BNPPLC makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subleased Premises, and NAI, by acceptance of this agreement, accepts the Subleased Premises “As Is,” “Where Is,” and “With All Faults,” and without any such representation or warranty by BNPPLC as to environmental matters, the physical condition of the Subleased Premises, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, NAI hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated by this Agreement, as are any warranties arising from a course of dealing or usage of trade. NAI hereby assumes all risk and liability (and agrees that BNPPLC will not be liability for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subleased Premises, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the “Established Misconduct” of BNPPLC.
     4. Binding Effect. The terms, provisions, covenants, and conditions hereof will be binding upon NAI and BNPPLC and their respective successors and assigns, and any other party claiming through either of them, and will inure to the benefit of NAI and BNPPLC and all transferees, mortgages, successors and assigns.
     5. Miscellaneous. This Agreement and any other agreement relating hereto and executed concurrently herewith represent the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior negotiations and agreement between BNPPLC and NAI concerning the subject matter hereof. No amendment or modification of this Agreement will be binding or valid unless express in a writing executed by both parties hereto. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to conflict or choice of laws. Words in the singular number will be held to include the plural and vice versa, unless the context otherwise requires. This Agreement may be executed in counterparts, each of which will be an original and all of which together will be a single
Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 3

instrument.
[Signature pages follow.]
Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 4

IN WITNESS WHEREOF, BNPPLC and NAI have signed this Agreement Concerning Ground Lease to be effective as of                     , 20___.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation

By:

Name:

Title:

STATE OF	)

	)	SS
COUNTY OF	)

On                     , 200___, before me                                          , a Notary Public in and for the County and State aforesaid, personally appeared                                          , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 5

[Continuation of signature pages to Agreement Concerning Ground Lease dated to be effective as of                     , 20___.]

NETWORK APPLIANCE, INC., a Delaware corporation

By:

Name:

Title:

STATE OF	)

	)	SS
COUNTY OF	)

     On                      , 200___, before me                                            , a Notary Public in and for the County and State aforesaid, personally appeared                                            , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 6

Annex A
Legal Description
[DRAFTING NOTE: TO THE EXTENT THAT THE “LAND” COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF ADJUSTMENTS FOR WHICH NAI REQUESTS BNPPLC’S CONSENT OR APPROVAL AS PROVIDED IN THE CLOSING CERTIFICATE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS “DRAFTING NOTE” WILL BE DELETED BEFORE THE ASSIGNMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]
Parcel 7 and the Additional Leased Premises, as defined below, (collectively, the “Building 7 Ground Lease Premises”) as shown on that certain Vesting Tentative Parcel Map provided to BNP Paribas Leasing Corporation (“BNPPLC”) by Network Appliance, Inc. (“NAI”) attached hereto and made a part hereof (the “Tentative Map”), which has received preliminary approval from the City of Sunnyvale, California, but not yet been filed for record in the office of the recorder of the County of Santa Clara, State of California. As used herein, “Additional Leased Premises” means the parking lots, driveways and other areas shaded in gray on the Tentative Map attached hereto within the larger area designated as Common Lot A (consisting of 30.46 Acres, more or less) on the Tentative Map. The northern boundary of the Additional Leased Premises is a line that runs North 75 degrees, 07 minutes, 58 seconds equidistant from the northern boundary of Parcel 7 and the southern boundary of Parcel 8, both as shown on the Tentative Map. The eastern boundary of the Additional Leased Premises runs along the same line as the eastern boundary of Common Lot A, as shown on the Tentative Map. The western boundary of the Additional Leased Premises runs along the same line as the western boundary of Parcel 7 and Parcel 8, as shown on the Tentative Map. The southern boundary of the Additional Leased Premises runs along the center of an existing or proposed driveway which is situated between Parcel 7 and Parcel 11, as shown on the Tentative Map.
TOGETHER WITH, easements appurtenant to the Building 7 Ground Lease Premises as described in Exhibit A attached to the Ground Lease.
Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 7

VESTING TENTATIVE PARCEL MAP FOR CROSSMAN COMMONS 13 PARCELS

VICINITY MAP

NOT TO SCALE

NOTES:

REFERENCES

ABBREVIATIONS

LEGEND

GENEVA DRIVE
CASPIAN DRIVE
JAVA DRIVE
CROSSMAN AVENUE
CARIBBEAN DRIVE
BALTIC DRIVE

Additional Leased Premises shaded in gray.

PROPOSED SITE CONDITIONS

VESTING TENTATIVE PARCEL MAP

FOR: NETWORK APPLIANCE

KIER & WRIGHT

CIVIL ENGINEERS & SURVEYORS, INC.

1

Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 8

Annex B
Permitted Encumbrances
[DRAFTING NOTE: BEFORE THIS AGREEMENT IS ACTUALLY EXECUTED AND DELIVERED BY BNPPLC: ALL PERMITTED ENCUMBRANCES LISTED IN EXHIBIT B TO THE CLOSING CERTIFICATE WILL BE SET OUT BELOW, IN ADDITION TO THE ITEMS ALREADY LISTED. ALSO, IF ANY ENCUMBRANCES (OTHER THAN “LIENS REMOVABLE BY BNPPLC”) ARE IDENTIFIED IN ADDITION TO THOSE DESCRIBED BELOW OR IN EXHIBIT B TO THE CLOSING CERTIFICATE, SUCH ADDITIONAL ENCUMBRANCES WILL BE ADDED TO THE LIST BELOW. AFTER SUCH ADJUSTMENTS ARE MADE, THIS “DRAFTING NOTE” WILL BE DELETED. THE ADDITIONAL ENCUMBRANCES TO BE LISTED BELOW WOULD INCLUDE ANY NEW ENCUMBRANCES APPROVED BY BNPPLC AS “PERMITTED ENCUMBRANCES” FROM TIME TO TIME OR BECAUSE OF NAI’s REQUEST FOR BNPPLC’S CONSENT OR APPROVAL TO AN ADJUSTMENT.]
This conveyance is subject to all encumbrances not constituting a “Lien Removable by BNPPLC” (as defined in the Amended and Restated Common Definitions and Provisions Agreement), including the following matters to the extent the same are still valid and in force:
1. Taxes and assessments for the year 200___ and subsequent years, which are not yet due and payable.
2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes of ownership or completion of construction on or after the date hereof.
3. EASEMENT for the purposes stated herein and incidents thereto

Purpose	: Slope Easement
In favor of	: City of Sunnyvale
Recorded	: October 9, 1964 in Book 6695, page 430, Official Records
Affects	: Easterly 18 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
4. EASEMENT for the purposes stated herein and incidents thereto

Purpose	: Public utilities easement
In favor of	: City of Sunnyvale
Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 9

Recorded	: October 9, 1964 in Book 6695, page 450, Official Records
Affects	: Easterly 7 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
5. Covenants, Conditions and Restrictions in the Declaration of Protective Covenants — Moffett Industrial Park No. 2) recorded December 23, 1971 in Book 9640, page 443, Official Records; which provide that a violation thereof shall not defeat or render invalid the lien of any Mortgage or Deed of Trust made in good faith and for value. Said Covenants, Conditions and Restrictions do not provide for reversion of title in the event of a breach thereof. Restrictions, if any, based upon race, color, religion, sex, handicap, familial status, or national origin are deleted, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607, of the United States Code, or (b) related to handicap but does not discriminate against handicapped persons.
     ASSIGNMENT AND ASSUMPTION of the rights, powers, duties, obligations, and reservations of Moffett Park Associates, in favor of The Prudential Insurance Company of America, recorded February 8, 1977 in Book C583, page 685, Official Records.
6. EASEMENT for the purposes stated herein and incidents thereto

Purpose	: Public utilities
Granted to	: City of Sunnyvale
Recorded	: November 16, 1976 in Book C414, page 105, Official Records
Affects	: Southerly 10 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
7. LIMITATIONS, covenants, restrictions, reservations, exceptions or terms, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), contained in the document recorded February 5, 1980 in Book F122, page 460, Official Records.
Exhibit C-1 to Amended and Restated Purchase Agreement (Building 7) – Page 10

Exhibit C-2
Form of Assignment of Ground Lease and Improvements
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

NAME:	[NAI or the Applicable Purchaser]
ADDRESS:

ATTN:

CITY:

STATE:

Zip:

ASSIGNMENT OF GROUND LEASE AND IMPROVEMENTS
(Covering Improvements and Leasehold Estate in Land)
     BNP Paribas Leasing Corporation (“Assignor”), a Delaware corporation, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Assignor by [NAI or the Applicable Purchaser] (hereinafter called “Assignee”), the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Assignee (1) the leasehold estate created by an Amended and Restated Ground Lease (Building 7) from NAI to Assignor dated as of November 29, 2007, which covers the land described in Annex A attached hereto and hereby made a part hereof, and (2) all other rights, titles and interests of Assignor in and to (a) such land, (b) the buildings and other improvements situated on such land, (c) any fixtures and other property affixed thereto and (d) the adjacent streets, alleys and rights-of-way (all of the property interests conveyed hereby being hereinafter collectively referred to as the “Property”); however, this conveyance is made by Assignor and accepted by Assignee subject to the terms and conditions of the aforementioned Ground Lease and to all zoning and other ordinances affecting the Property, all general or special assessments due and payable after the date hereof, all encroachments, variations in area or in measurements, boundary line disputes, roadways and other matters not of record which would be disclosed by a current survey and inspection of the Property, and the encumbrances listed in Annex B attached hereto and made a part hereof (collectively, the “Permitted Encumbrances”).
     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto belonging unto Assignee, its successors and assigns, forever, and Assignor does hereby bind Assignor and Assignor’s successors and assigns to warrant and forever defend all and singular the said premises unto Assignee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Assignor, but not otherwise; subject, however, to the Permitted Encumbrances. Except as expressly set forth in the preceding sentence, Assignor makes no warranty of title, express or implied.

     Assignor makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Property, and Assignee, by acceptance of this Assignment, accepts the Property “AS IS,” “WHERE IS,” “WITH ALL FAULTS” and without any such representation or warranty by Assignor as to environmental matters, the physical condition of the Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, by acceptance of this Assignment, Assignee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by this Assignment, as are any warranties arising from a course of dealing or usage of trade.
     Assignee hereby assumes the obligations (including any personal obligations) of Assignor, if any, created by or under, and agrees to be bound by the terms and conditions of, the Permitted Encumbrances to the extent that the same concern or apply to the land or improvements conveyed by this Assignment.
[Signature pages follow.]
Exhibit C-2 to Amended and Restated Purchase Agreement (Building 7) – Page 2

IN WITNESS WHEREOF, Assignor and Assignee have signed this Assignment to be effective as of                     , 20___.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation

By:

Name:

Title:

STATE OF	)

	)	SS
COUNTY OF	)

     On                      , 200___, before me                                            , a Notary Public in and for the County and State aforesaid, personally appeared                                            , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Exhibit C-2 to Amended and Restated Purchase Agreement (Building 7) – Page 3

[Continuation of signature pages to Assignment of Ground Lease and Improvements dated to be effective as of                     , 20___.]
[NAI or the Applicable Purchaser]

By:

Name:

Title:

STATE OF	)

	)	SS
COUNTY OF	)

On                     , 200___, before me                                          , a Notary Public in and for the County and State aforesaid, personally appeared                                          , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Exhibit C-2 to Amended and Restated Purchase Agreement (Building 7) – Page 4

Annex A
LEGAL DESCRIPTION
[DRAFTING NOTE: TO THE EXTENT THAT THE “LAND” COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF ADJUSTMENTS FOR WHICH NAI REQUESTS BNPPLC’S CONSENT OR APPROVAL AS PROVIDED IN THE CLOSING CERTIFICATE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS “DRAFTING NOTE” WILL BE DELETED BEFORE THE ASSIGNMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]
Parcel 7 and the Additional Leased Premises, as defined below, (collectively, the “Building 7 Ground Lease Premises”) as shown on that certain Vesting Tentative Parcel Map provided to BNP Paribas Leasing Corporation (“BNPPLC”) by Network Appliance, Inc. (“NAI”) attached hereto and made a part hereof (the “Tentative Map”), which has received preliminary approval from the City of Sunnyvale, California, but not yet been filed for record in the office of the recorder of the County of Santa Clara, State of California. As used herein, “Additional Leased Premises” means the parking lots, driveways and other areas shaded in gray on the Tentative Map attached hereto within the larger area designated as Common Lot A (consisting of 30.46 Acres, more or less) on the Tentative Map. The northern boundary of the Additional Leased Premises is a line that runs North 75 degrees, 07 minutes, 58 seconds equidistant from the northern boundary of Parcel 7 and the southern boundary of Parcel 8, both as shown on the Tentative Map. The eastern boundary of the Additional Leased Premises runs along the same line as the eastern boundary of Common Lot A, as shown on the Tentative Map. The western boundary of the Additional Leased Premises runs along the same line as the western boundary of Parcel 7 and Parcel 8, as shown on the Tentative Map. The southern boundary of the Additional Leased Premises runs along the center of an existing or proposed driveway which is situated between Parcel 7 and Parcel 11, as shown on the Tentative Map.
TOGETHER WITH, easements appurtenant to the Building 7 Ground Lease Premises as described in Exhibit A attached to the Ground Lease.
Exhibit C-2 to Amended and Restated Purchase Agreement (Building 7) – Page 5

VESTING TENTATIVE PARCEL MAP FOR CROSSMAN COMMONS 13 PARCELS

VICINITY MAP
NOTES:
REFERENCES
ABBREVIATIONS
LEGEND
GENEVA DRIVE
CASPIAN DRIVE
JAVA DRIVE
CROSSMAN AVENUE
BALTIC DRIVE
CARIBBEAN DRIVE
COMMON LOT "A"
PARCEL 1
PARCEL 2
PARCEL 3
PARCEL 4
PARCEL 5
PARCEL 6
PARCEL 7
PARCEL 8
PARCEL 9
PARCEL 10
PARCEL 11
FUTURE GARAGE A
PARCEL 12
FUTURE GARAGE C
Additional Leased Premises shaded in gray.

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.

VESTING TENTATIVE PARCEL MAP
FOR: NETWORK APPLIANCE

PROPOSED SITE CONDITIONS

1

Exhibit C-2 to Amended and Restated Purchase Agreement (Building 7) – Page 6

Annex B
Permitted Encumbrances
[DRAFTING NOTE: BEFORE THIS ASSIGNMENT IS ACTUALLY EXECUTED AND DELIVERED BY BNPPLC: ALL PERMITTED ENCUMBRANCES LISTED IN EXHIBIT B TO THE CLOSING CERTIFICATE WILL BE SET OUT BELOW, IN ADDITION TO THE ITEMS ALREADY LISTED. ALSO, IF ANY ENCUMBRANCES (OTHER THAN “LIENS REMOVABLE BY BNPPLC”) ARE IDENTIFIED IN ADDITION TO THOSE DESCRIBED BELOW OR IN EXHIBIT B TO THE CLOSING CERTIFICATE, SUCH ADDITIONAL ENCUMBRANCES WILL BE ADDED TO THE LIST BELOW. AFTER SUCH ADJUSTMENTS ARE MADE, THIS “DRAFTING NOTE” WILL BE DELETED. THE ADDITIONAL ENCUMBRANCES TO BE LISTED BELOW WOULD INCLUDE ANY NEW ENCUMBRANCES APPROVED BY BNPPLC AS “PERMITTED ENCUMBRANCES” FROM TIME TO TIME OR BECAUSE OF NAI’s REQUEST FOR BNPPLC’S CONSENT OR APPROVAL TO AN ADJUSTMENT.]
     This conveyance is subject to all encumbrances not constituting a “Lien Removable by BNPPLC” (as defined in the Amended and Restated Common Definitions and Provisions Agreement (Building 7) incorporated by reference into the Amended and Restated Lease Agreement (Building 7) referenced in the last item of the list below), including the following matters to the extent the same are still valid and in force:
1. Taxes and assessments for the year 200___ and subsequent years, which are not yet due and payable.
2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes of ownership or completion of construction on or after the date hereof.
3. EASEMENT for the purposes stated herein and incidents thereto

Purpose	: Slope Easement
In favor of	: City of Sunnyvale
Recorded	: October 9, 1964 in Book 6695, page 430, Official Records
Affects	: Easterly 18 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
4. EASEMENT for the purposes stated herein and incidents thereto
Exhibit C-2 to Amended and Restated Purchase Agreement (Building 7) – Page 7

Purpose	: Public utilities easement
In favor of	: City of Sunnyvale
Recorded	: October 9, 1964 in Book 6695, page 450, Official Records
Affects	: Easterly 7 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
5. Covenants, Conditions and Restrictions in the Declaration of Protective Covenants — Moffett Industrial Park No. 2) recorded December 23, 1971 in Book 9640, page 443, Official Records; which provide that a violation thereof shall not defeat or render invalid the lien of any Mortgage or Deed of Trust made in good faith and for value. Said Covenants, Conditions and Restrictions do not provide for reversion of title in the event of a breach thereof. Restrictions, if any, based upon race, color, religion, sex, handicap, familial status, or national origin are deleted, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607, of the United States Code, or (b) related to handicap but does not discriminate against handicapped persons.
     ASSIGNMENT AND ASSUMPTION of the rights, powers, duties, obligations, and reservations of Moffett Park Associates, in favor of The Prudential Insurance Company of America, recorded February 8, 1977 in Book C583, page 685, Official Records.
6. EASEMENT for the purposes stated herein and incidents thereto

Purpose	: Public utilities
Granted to	: City of Sunnyvale
Recorded	: November 16, 1976 in Book C414, page 105, Official Records
Affects	: Southerly 10 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
7. LIMITATIONS, covenants, restrictions, reservations, exceptions or terms, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), contained in the document recorded February 5, 1980 in Book F122, page 460, Official Records.
Exhibit C-2 to Amended and Restated Purchase Agreement (Building 7) – Page 8

Exhibit C-3
BILL OF SALE AND ASSIGNMENT
     Reference is made to: (1) that certain Amended and Restated Purchase Agreement (Building 7) dated as of November 29, 2007, (the “Purchase Agreement”) between BNP Paribas Leasing Corporation (“Assignor”), a Delaware corporation, and Network Appliance, Inc. , a Delaware corporation, and (2) that certain Amended and Restated Lease Agreement dated as of November 29, 2007 (the “Lease”) between Assignor, as landlord, and Network Appliance, Inc. , a Delaware corporation, as tenant. (Capitalized terms used and not otherwise defined in this document are intended to have the meanings assigned to them in the Amended and Restated Common Definitions and Provisions Agreement (Building 7) incorporated by reference into both the Purchase Agreement and Lease.)
     As contemplated by the Purchase Agreement, Assignor hereby sells, transfers and assigns unto [NAI or the Applicable Purchaser], a                      (“Assignee”), all of Assignor’s right, title and interest in and to the following property, if any, to the extent such property is assignable:
(a)	the Lease;

(b)	any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property; and

(c)	all other personal or intangible property included within the definition of “Property” as set forth in the Purchase Agreement, including but not limited to any of the following transferred to Assignor by the tenant pursuant to Paragraph 6 of the Lease or otherwise acquired by Assignor, at the time of the execution and delivery of the Lease and Purchase Agreement or thereafter, by reason of Assignor’s status as the owner of any interest in the Property: (1) any goods, equipment, furnishings, furniture, chattels and tangible personal property of whatever nature that are located on the Property and all renewals or replacements of or substitutions for any of the foregoing; (ii) the rights of Assignor, existing at the time of the execution of the Lease and Purchase Agreement or thereafter arising, under Permitted Encumbrances; and (iii) any general intangibles, other permits, licenses, franchises, certificates, and other rights and privileges related to the Property that Assignee would have acquired if Assignee had itself acquired the interest of Assignor in and to the Property instead of Assignor.
Provided, however, excluded from this conveyance and reserved to Assignor are any rights or privileges of Assignor under the following: (1) the indemnities set forth in the Construction Agreement, the Lease and the Ground Lease, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against environmental claims of third parties as provided in the Construction Agreement and the Lease which may not presently be known, all of which indemnities will survive the deliver of this Bill of Sale and Assignment and other documents required by the Purchase Agreement, (2) provisions in the Lease that establish the right of Assignor to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (3) agreements between Assignor and Assignor’s Parent or any Participant, or (4) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement.[Drafting Note: The following sentence will be included unless the Property is being sold to NAI or an Affiliate pursuant to subparagraph 2(A)(1), 3(A) or 3(B) of the Purchase Agreement: Also excluded from this conveyance and reserved to Assignor are (i) the right to retain Escrowed Proceeds, if any, that consist of condemnation or insurance proceeds resulting from a Pre-completion Force Majeure Event, and (ii) any right to receive future payments of any such condemnation or insurance proceeds. ]
     Assignor does for itself and its successors covenant and agree to warrant and defend the title to the property assigned herein against the just and lawful claims and demands of any person claiming under or through a Lien Removable by Assignor, but not otherwise.
     Assignee hereby assumes and agrees to keep, perform and fulfill Assignor’s obligations, if any, relating to any permits or contracts (including the Lease), under which Assignor has rights being assigned herein.
[Signature pages follow.]
Exhibit C-3 to Amended and Restated Purchase Agreement (Building 7) – Page 2

IN WITNESS WHEREOF, Assignor and Assignee have signed this Bill of Sale and Assignment to be effective as of                     , 20___.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation

By:

Name:

Title:

STATE OF	)

	)	SS
COUNTY OF	)

     On                     , 200___, before me                                            , a Notary Public in and for the County and State aforesaid, personally appeared                                          , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Exhibit C-3 to Amended and Restated Purchase Agreement (Building 7) – Page 3

[Continuation of signature pages to Bill of Sale and Assignment dated to be effective as of                     , 20___.]
[NAI or the Applicable Purchaser]

By:

Name:

Title:

STATE OF	)

	)	SS
COUNTY OF	)

On                     , 200___, before me                                          , a Notary Public in and for the County and State aforesaid, personally appeared                                          , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Exhibit C-3 to Amended and Restated Purchase Agreement (Building 7) – Page 4

Exhibit C-4
ACKNOWLEDGMENT OF DISCLAIMER
OF REPRESENTATIONS AND WARRANTIES
     THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this “Certificate”) is made as of                     , ___, by [NAI or the Applicable Purchaser], a                      (“Assignee”).
     Contemporaneously with the execution of this Certificate, BNP Paribas Leasing Corporation (“Assignor”), a Delaware corporation, is executing and delivering to Assignee (1) an Assignment of Ground Lease and Improvements, and (2) a Bill of Sale and Assignment (the foregoing documents and any other documents to be executed in connection therewith are herein called the “Conveyancing Documents” and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the “Subject Property”).
     Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Assignee acknowledges that Assignor makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subject Property, and Assignee, by acceptance of the Conveyancing Documents, accepts the Subject Property “AS IS,” “WHERE IS,” “WITH ALL FAULTS” and without any such representation or warranty by Grantor as to environmental matters, the physical condition of the Subject Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Assignee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Assignee hereby assumes all risk and liability (and agrees that Assignor will not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of Assignor. As used in the preceding sentence, “Established Misconduct” is intended to have, and be limited to, the meaning given to it in the Amended and Restated Common Definitions and Provisions Agreement (Building 7) incorporated by reference into the Amended and Restated Purchase Agreement (Building 7) dated as of November 29, 2007 between Assignor and Network Appliance, Inc., pursuant to which Amended and Restated Purchase Agreement Assignor is delivering the Conveyancing Documents.
     The provisions of this Certificate will be binding on Assignee, its successors and assigns and any other party claiming through Assignee. Assignee hereby acknowledges that Assignor is entitled to rely and is relying on this Certificate.
[Signature page follows.]

Exhibit C-4 to Amended and Restated Purchase Agreement (Building 7) – Page 2

IN WITNESS WHEREOF, Assignor and Assignee have signed this Bill of Sale and Assignment to be effective as of                     , 20___.
[NAI or the Applicable Purchaser]

By:

Name:

Title:

STATE OF	)

	)	SS
COUNTY OF	)

On                      , 200___, before me                                            , a Notary Public in and for the County and State aforesaid, personally appeared                                            , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Exhibit C-4 to Amended and Restated Purchase Agreement (Building 7) – Page 3

Exhibit D
SECRETARY’S CERTIFICATE
     The undersigned, [Secretary or Assistant Secretary] of BNP Paribas Leasing Corporation (“BNPPLC”), a Delaware corporation, hereby certifies as follows:
     1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.
     2. That the following named persons have been properly designated, elected and assigned to the office in BNPPLC as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.
[The following blanks must be completed with the names and signatures of the officers who will be signing the Sale Closing Documents on behalf of BNPPLC.]

Name	Title	Signature

     3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of BNPPLC in accordance with BNPPLC’s Articles of Incorporation and Bylaws. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.
     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this           , day of                                         , 20    .

[signature and title]

CORPORATE RESOLUTIONS OF
BNP PARIBAS LEASING CORPORATION
[DRAFTING NOTE: INSERT HERE COPIES OF RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF BNPPLC SUFFICIENT TO AUTHORIZE THE DELIVERY OF SALE CLOSING DOCUMENTS. SUCH RESOLUTIONS MAY BE AS FOLLOWS:
     WHEREAS, pursuant to that certain Amended and Restated Purchase Agreement (Building 7) (herein called the “Purchase Agreement”) dated as of November 29, 2007, by and between BNP Paribas Leasing Corporation (“BNPPLC”) and Network Appliance, Inc. (“NAI”) , BNPPLC agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation’s interest in the property (the “Property”) located in Santa Clara County, California, more particularly described therein.
     NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of BNPPLC, in its best business judgment, deems it in the best interest of BNPPLC and its shareholders that BNPPLC convey the Property to NAI or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.
     RESOLVED FURTHER, that the proper officers of BNPPLC, and each of them, are hereby authorized and directed in the name and on behalf of BNPPLC to cause BNPPLC to fulfill its obligations under the Purchase Agreement.
     RESOLVED FURTHER, that the proper officers of BNPPLC, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds, assignments and other documents, instruments and agreements that are necessary, advisable or appropriate, in such officer’s sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions. ]
Exhibit D to Amended and Restated Purchase Agreement (Building 7) – Page 2

Exhibit E
CERTIFICATION OF NON-FOREIGN STATUS
          Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.
     To inform [NAI or the Applicable Purchaser] (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by BNP PARIBAS LEASING CORPORATION (“Transferor”), a Delaware corporation, the undersigned hereby certifies the following on behalf of Transferor:
1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2. Transferor is not a disregarded entity (as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations);
3. Transferor’s U.S. employer identification number is 75-2252918; and
4. Transferor’s office address is:
BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox, Managing Director
Telecopy: (972) 788-9140
Transferor understands that this Certification of Non-Foreign Status may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this Certification of Non-Foreign Status and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.
     Dated:                     , 20___.

Name:

Title:

Exhibit F
Notice of Election to Terminate the Supplemental Payment Obligation
and Irrevocable Release and Waiver of the Right to Purchase
[Date]
BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox, Managing Director
Telecopy: (972) 788-9140
     Re: Amended and Restated Purchase Agreement (Building 7) dated as of November 29, 2007 (the “Purchase Agreement”), between Network Appliance, Inc. (“NAI”), a Delaware corporation, and BNP Paribas Leasing Corporation (“BNPPLC”), a Delaware corporation
Gentlemen:
     Capitalized terms used in this letter are intended to have the meanings assigned to them in the Purchase Agreement referenced above. This letter will constitute a notice given pursuant to subparagraph 6(B) of the Purchase Agreement. As provided in that subparagraph, NAI irrevocably elects to terminate the Supplemental Payment Obligation effective immediately, subject only to the conditions described below. In addition, NAI irrevocably waives and releases its rights to purchase or cause an Affiliate of NAI to purchase the Property granted to it by the Purchase Agreement. Because of (but without limiting) such waiver and release, the Purchase Option is terminated and so are all rights of NAI under subparagraphs 2(A) and 3(A) of the Purchase Agreement.
     NAI acknowledges that this notice will not be effective to terminate the Supplemental Payment Obligation if it is not received by BNPPLC prior to the Completion Date.
     NAI also acknowledges that even if no prior 97-10/Meltdown Event has occurred, the delivery of this notice is in and of itself a 97-10/Meltdown Event under and as defined in the Construction Agreement. Therefore, after receipt of this notice BNPPLC will be entitled to demand and receive a 97-10/Prepayment, if BNPPLC has not already done so, on and subject to the terms and conditions of Paragraph 9 of the Construction Agreement. Further, if NAI fails to make a 97-10/Permitted Prepayment required by the Construction Agreement, BNPPLC may exercise the Put Option as provided in subparagraph 3(B) of the Purchase Agreement.
     NAI also acknowledges that its right to terminate the Supplemental Payment Obligation is subject to the condition precedent that: (1) NAI must have given (and not rescinded) a Notice of NAI’s Intent to Terminate as provided in the Construction Agreement, or (2) BNPPLC must have given any FOCB Notice as provided in the Construction Agreement. Accordingly, if neither of the notices described in the preceding sentence have been given, the Supplemental Payment Obligation will not terminate by reason of this notice.
     Finally, NAI acknowledges that because the delivery of this notice constitutes a 97-10/Meltdown Event, BNPPLC will have the right at any time for any reason or no reason to terminate the Lease by notice to NAI.

NETWORK APPLIANCE, INC., a Delaware corporation

By:

Name:

Title:

[cc all Participants]
Exhibit F to Amended and Restated Purchase Agreement (Building 7) – Page 2